UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2025

___________________________________
Bicara Therapeutics Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-42271 (Commission File Number)	85-2903745 (I.R.S. Employer Identification Number)
116 Huntington Avenue, Suite 703 Boston, MA 02116
(Address of principal executive offices and zip code)
(617) 468-4219
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BCAX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On June 2, 2025, Bicara Therapeutics Inc. (the “Company”) entered into a Sublease Agreement (the "Sublease) with J.W. Childs Associates, L.P, (the “Sublandlord”), effective upon receipt of the consent of Columbia Reit – 116 Huntington, LLC, received on June 4, 2025, pursuant to which the Company will lease approximately 9,682 square feet of additional office space as part of its corporate headquarters, located at 116 Huntington Avenue, Suite 703, Boston, Massachusetts, 02116. The base rent under the Sublease Agreement is $532,510.00 increasing to $543,160.20 for the second year of the sublease term and increasing to $554,023.40 for the third year of the sublease term. The Sublease term ends on June 30, 2027, and requires a security deposit totaling $45,263.35. The Sublease contains customary events of default, representations, warranties and covenants.

The foregoing description of the Sublease does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Sublease, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q and is incorporated herein by reference.
Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of June, 2025.

Bicara Therapeutics Inc.

By:	/s/ Claire Mazumdar
Name:	Claire Mazumdar
Title:	Chief Executive Officer